SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 202-3108

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, Chiyuan Deng resigned as our Chief Executive Officer, Chief Financial Officer and member of our board of directors, but he retained the office of President. There was no known disagreement with Mr. Deng on any matter relating to our operations, policies or practices.

Also on May 15, 2025, our board of directors appointed Linqing Ye as our Chief Executive Officer, Chief Financial Officer and a member of our board of directors.

Linqing Ye

Linqing Ye, age 45, currently works as the vice president of Equivalent Film Limited since 2021. Mr. Ye worked as director and COO of the Company from August 2017 to August 2020. Previously, he worked in the management of a filming studio and production group. Mr. Ye has over 20 years of experience working in movie production, and from 2008 to 2010 he worked as a video photographer with a team that served as a partner for Google.

Aside from serving as a director with our Company from 2017 to 2020, Mr. Ye does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between Mr. Ye and any of our directors or executive officers.

Mr. Ye does not have any material transactions with our company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Linqing Ye

Linqing Ye

Chief Executive Officer and Chief Financial Officer

Date: May 15, 2025

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